SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement        [ ] Confidential, for use of the
                                                  Commission only
[x] Definitive Information Statement

                           GS CLEANTECH CORPORATION.
                           -------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ] Fee  computed on table below per  Exchange  Act Rules  14c-5(g)  and
          0-11.

1)   Title of each class of securities to which transaction applies:

  ..................................................................

2)   Aggregate number of securities to which transaction applies:

  ..................................................................

3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

4)   Proposed maximum aggregate value of transaction:

  ...................................................................

5)   Total fee paid:

  ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:
  ......................................

  2) Form, Schedule or Registration Statement No.:
  ......................................

  3) Filing Party:
  ......................................
  4) Date Filed:
  ......................................

                            GS CLEANTECH CORPORATION
                           ONE PENN PLAZA, SUITE 1612
                               NEW YORK, NY 10119



                              INFORMATION STATEMENT


To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting power of GS CleanTech Corporation (the "Company") has given its written consent to a resolution adopted by the Board of Directors of the Company to amend the articles of incorporation so as to change the name of the company to "GreenShift Corporation". We anticipate that this Information Statement will be mailed on January 11, 2008 to shareholders of record. On or after January 31, 2008, the amendment of the articles of incorporation will be filed with the Delaware Secretary of State and will become effective.

Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the amendment of the Company's certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.







January 11, 2008                       Kevin Kreisler
                                       Chairman and Chief Executive Officer

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on December 21, 2007 (the "Record Date"). On the Record Date, the authorized voting stock consisted of:

     (1) 500,000,000 shares of common stock, par value $0.001, each of which is entitled to one vote. On the Record Date, there were 21,800,000 shares of common stock issued, outstanding and entitled to vote.

     (2) 750,000 shares of Series D Preferred Stock, par value $0.001. On the Record Date, there were 750,000 shares of Series D preferred stock issued, outstanding and entitled to vote. The voting power of the outstanding shares of Series D preferred stock is equal to that of 83,200,000 common shares.

The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of either class of the Company's voting stock, as well as the ownership of such shares by each member of the Company's Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address                 Amount and Nature of                    Percent of Class                Percent of
of Beneficial Owner              Beneficial Ownership            Common        Preferred               Voting Power
-------------------------------------------------------------------------------------------------------------------
Kevin Kreisler (1)         750,000 Series D Preferred                --             100%                     65.10%
c/o Viridis Capital, LLC
1 Penn Plaza, Suite 1612
New York, New York 10119

Current officers and directors750,000 Series D Preferred          0.21%             100%                     65.31%
as a group (3 persons)                  46,324 Common
----------------------------

     (1) Represents shares owned by Viridis Capital, LLC, which company is majority owned by Mr. Kreisler, the Company's chairman.


                   AMENDMENT OF THE ARTICLES OF INCORPORATION
                      TO CHANGE THE NAME OF THE CORPORATION

Until December 2007 GreenShift Corporation owned the majority interest in GS CleanTech Corporation. Recently, however, GreenShift transferred most of its operating assets to GS CleanTech and distributed its shares in GS CleanTech to its shareholders. For that reason, the Board of Directors of GS CleanTech Corporation has adopted a resolution to change the name of the corporation from GS CleanTech Corporation to "GreenShift Corporation" The holder of shares representing a majority of the voting power of the Company's outstanding voting stock has given its written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file an amendment with the Secretary of State of Delaware to effect the name change, which will become effective on or after January 31, 2008.

No Dissenters Rights

Under Delaware law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Information Statement.

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